SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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ROBERT HALF INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2012

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 9, 2012, Harold M. Messmer Jr., the Chief Executive Officer of Robert Half International Inc. (the “Company”), waived the vesting on and forfeited 41,891 shares of his earned but unvested 2011 long-term equity incentive award having an approximate grant date fair market value of $1.4 million reducing his total compensation reported for 2011 from $9,991,022 to $8,591,025. Mr. Messmer also agreed to reduce his target direct compensation for 2012 by $1.4 million such that his target compensation is approximately equal to his reduced total direct compensation for 2011. This results in a total pay reduction over the two years of $2.8 million. In addition, on May 9, 2012, all of the executive officers of the Company agreed to waive their rights under their existing arrangements to “single-trigger” change in control accelerated vesting and any future excise tax restoration payment.

Finally, the Company also entered into amended agreements with each of Mr. Messmer, M. Keith Waddell, Paul F. Gentzkow, Robert W. Glass, Michael C. Buckley and Steven Karel to further revise the performance-based long-term equity incentive awards granted in February 2011 and April 2012 as follows:

The vesting of the 2011 and 2012 long-term equity incentive awards are dependent upon the Company’s total shareholder return relative to the total shareholder return of the companies that comprise the S&P 500 Index for the period commencing on May 6, 2012 and ending on December 31, 2014. The agreements have been amended so that if the Company’s relative total shareholder return is at or below the 35th percentile (previously it was the 25th percentile), then 50% (previously it was 25%) of the total shares subject to each equity award will be forfeited. If the Company’s relative total shareholder return is at or above the 50th percentile, then no shares will be forfeited. If the Company’s relative total shareholder return is between the 35th and 50th percentile, the number of shares forfeited will be determined based on linear interpolation. For example, if the Company’s relative TSR is at the 40th percentile, then 33.3% of the total shares shall be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 9, 2012	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President and Associate General Counsel